Exhibit 10.2

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into as of this 7th day of April, 2006, by and between COST PLUS, INC., a California corporation (“Seller”), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation, or assignee (“Buyer”).

WITNESSETH THAT:

WHEREAS, Buyer wishes to purchase, and Seller wishes to sell, the Property (as hereinafter defined), but only upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Definitions and Exhibits.

1.1 Definitions. For purposes of this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

Agreement. This Purchase and Sale Agreement and Joint Escrow Instructions.

Broker. Blickman Turkus, L.P., dba BT Commercial Real Estate.

Building. The warehouse building containing approximately 513,778 square feet, which is located on the Land and known locally as 3610 Airport Way, Stockton, California.

Closing. The closing and consummation of the purchase and sale of the Property pursuant hereto, including, without limitation, the recording of the Deed in the records of San Joaquin County, California.

Closing Date. The date on which the Closing occurs as provided in Section 11.1.

Closing Documents. Seller’s Closing Documents (as defined in Section 11.2) together with Buyer’s Closing Documents (as defined in Section 11.3).

Contract Date. The date upon which this Agreement shall be deemed effective, which shall be the date on which each of Seller and Buyer has executed this

Agreement and each of them has received a counterpart executed by the other, which date shall be inserted in the blank first above written.

Deed. The Grant Deed to be executed by Seller in the form attached hereto and incorporated herein as Exhibit D.

Earnest Money. The amount deposited by Buyer in escrow with Escrow Agent as earnest money pursuant to the terms and conditions of Section 3, together with any interest earned thereon (which shall follow principal).

Environmental Matter. Any matter or circumstance related in any manner whatsoever to (i) the disposal or release of solid, liquid or gaseous waste into the environment, (ii) the treatment, storage, disposal or other handling of any Hazardous Materials, (iii) the placement of structures or materials into waters of the United States, (iv) above-ground or underground storage tanks used for the storage of petroleum, petroleum products, or Hazardous Materials, or (v) the presence of any Hazardous Materials, including, but not limited to, asbestos, in any building, structure or workplace, which matter or circumstance exists at the Property on or before the Closing Date.

Escrow. As defined in Section 3.2.

Escrow Agent. Chicago Title & Trust Company in Chicago, Illinois acting as Escrow Agent pursuant to the terms and conditions of Section 3 and the Escrow Agreement.

Escrow Agreement. That certain Earnest Money Escrow Agreement of even date herewith among Seller, Buyer and Escrow Agent referred to in Section 3 and attached hereto and incorporated herein as Exhibit A.

Governmental Requirements. Laws, rules and regulations of federal, state and local governmental authorities having jurisdiction over the Property including, but not limited to, environmental laws, rules and regulations and zoning laws, rules and regulations.

Hazardous Materials. As defined in Section 6.3.

Improved Land. All that tract or parcel of land described or depicted on Exhibit B-1 attached hereto and incorporated herein, containing approximately 22.8041 acres. The Improvements are located on the Improved Land.

Improvements. The Building and any other buildings, structures and improvements located upon the Land.

Inspection Date. As defined in Section 6.6.

Intangible Interests. All intangible personal property used in the operation of, located at, or associated with the Property, including without limitation transferable permits,

licenses, entitlements, certificates, approvals, and consents granted or issued by any governmental or quasi-governmental agency; all warranties and guarantees, if any, by third parties covering the Property and the improvements, including without limitation all warranties and guarantees by architects, contractors, subcontractors, engineers, and/or vendors; and all rights and claims that Seller has or may have against third parties with respect to the Property.

Land. Collectively, the Improved Land and the Unimproved Land.

Parties. Seller and Buyer, collectively.

Permitted Title Exceptions. Those matters approved by Buyer on or before the Inspection Date, those matters identified on Exhibit C attached hereto and incorporated herein, and, to the extent not included in Exhibit C, current and future property taxes and assessments not yet due and payable, any zoning laws and ordinances, any existing general utility easements serving the Property and any other rights or interests recorded in the public records where the Land is located.

Property. All of Seller’s right, title and interest in, to and under the following property:

(i) The Unimproved Land;

(ii) The Improved Land;

(iii) The Improvements;

(iv) The Intangible Interests; and

(v) All rights of way or use, licenses, tenements, hereditaments, appurtenances and easements now or hereafter belonging or pertaining to any of the foregoing, except those, if any, hereinafter reserved to Seller.

Proration Date. The effective date of the prorations provided in Section 4.2, which is 11:59 p.m. on the eve of the Closing Date.

Purchase Price. The purchase price for the Property described in Section 4.1.

Seller Related Parties. As defined in Section 18.13.

Title Commitment. As defined in Section 5.

Title Insurer. Chicago Title & Trust Company.

Unimproved Land. All those tracts or parcels of land described in Exhibit B-2 attached hereto and incorporated herein, containing approximately 56.5492 acres.

1.2 Exhibits. Attached hereto and forming an integral part of this Agreement are the following exhibits, all of which are incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto:

Exhibit A -	Escrow Agreement
Exhibit B-1 -	Description of Improved Land
Exhibit B-2 -	Description of Unimproved Land
Exhibit C -	Permitted Title Exceptions
Exhibit D -	Form of Grant Deed
Exhibit E -	Non-Foreign Certificate
Exhibit F-	General Assignment

Section 2. Purchase and Sale. Subject to and in accordance with the terms and provisions hereof, Seller agrees to sell and Buyer agrees to purchase the Property.

Section 3. Deposit; Opening of Escrow.

3.1 Earnest Money. Buyer shall deposit into Escrow the sum of ONE MILLION DOLLARS ($1,000,000) (the “Deposit”) upon full execution of this Agreement. The Deposit and all interest accruing thereon shall be referred to collectively as the “Earnest Money”. The Escrow Agent shall invest the Earnest Money in an interest bearing account of an FDIC-insured bank, and the Earnest Money shall be held by Escrow Agent in the Escrow until applied at Closing in accordance with this Agreement or until the Earnest Money is otherwise disbursed in accordance with this Agreement. The Earnest Money shall be retained or refunded, as the case may be, in accordance with the terms of this Agreement and, except if Buyer defaults on its obligations under this Agreement resulting in termination of this Agreement by Seller, shall be applied as a credit against the Purchase Price at Closing. Notwithstanding the foregoing, Buyer may unilaterally withdraw the Earnest Money on or before the Inspection Date in which event this Agreement shall automatically terminate. Seller and Buyer agree to sign all forms required by Escrow Agent for the holding and investing of the Earnest Money, such as IRS and bank account forms, and for such purposes the Earnest Money shall be considered the property of Buyer until such time as Escrow Agent disburses the Earnest Money to either Seller or Buyer pursuant to this Agreement. The preceding sentence shall not change in any way the other provisions in this Agreement concerning the holding and disbursing of the Earnest Money.

3.2 Escrow. Concurrently with the execution of this Agreement, Buyer and Seller shall open an escrow (“Escrow”) with Escrow Agent, whose address is: 171 N. Clark Street, Chicago, Illinois 60601, Attention: Nancy Castro, Telephone: 312-223-2709, Facsimile: 312-223-2108.

3.3 Escrow Instructions. The terms and conditions set forth in this Agreement shall constitute both an agreement between Seller and Buyer and escrow instructions for the Escrow Agent. If there is any conflict or inconsistency between this Agreement and any separate or additional escrow instructions required by Escrow Agent (“Additional Instructions”), this Agreement shall prevail and govern. The Additional Instructions shall not modify or amend the provisions of this Agreement unless otherwise expressly set forth by mutual written instructions or consent of Buyer and Seller. As used in this Agreement, “Opening of Escrow” means delivery of fully executed copies, or counterparts, of this Agreement and any Additional Instructions to Escrow Agent, along with the Earnest Money, and Escrow shall be deemed opened by Escrow Agent as of the date of delivery to Escrow Agent of all such documents and funds. Escrow Agent shall deliver written notice to the Parties specifying the date upon which Escrow opened hereunder.

Section 4. Purchase Price.

4.1 Purchase Price. The purchase price (the “Purchase Price”) for the Property shall be THIRTY TWO MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($32,750,000).

The Purchase Price, as adjusted by the prorations provided in Section 4.2 and as reduced by the Earnest Money (which, unless otherwise disbursed hereunder, shall be disbursed by Escrow Agent at the Closing to Seller as a portion of the Purchase Price), shall be deposited by Buyer with the Escrow Agent at the Closing in United States dollars, by Federal Reserve System wire transfer or other immediately available funds acceptable to Escrow Agent.

4.2 Prorations. The following items shall be prorated between Seller and Buyer as of the Proration Date, and prorations favoring Buyer, to the extent determinable as of the Proration Date, shall reduce the Purchase Price payable by Buyer at the Closing, and such prorations favoring Seller, to the extent determinable as of the Proration Date, shall increase the Purchase Price payable by Buyer at the Closing:

4.2.1 State, county and local property taxes and assessments of every nature (including, without limitation, payments for Mello Roos bonds and Community Facilities District assessments) for the year or tax period of Closing. If the actual tax bills have not been issued, then such proration shall be based on such taxes for the prior year or tax period. After the tax bills for the year or tax period of Closing are received by either Buyer or Seller, Buyer and Seller shall adjust such proration, and any amount then owing shall be paid within twenty (20) days of demand by the party entitled thereto.

4.2.2 Sanitary sewer taxes, assessments and utility charges, if any.

4.2.3 Operating expenses of the Property, if any.

4.2.4 If the parties make any errors in the closing prorations or if they subsequently determine that any dollar amount prorated is or was incorrect, each agrees, upon notice from the other within six (6) months after the Closing, to make any adjustment necessary to correct the error, including payment of any amount to the other then determined to be owing.

Buyer and Seller shall promptly pay to the other party any amount due to the other party as a result of any proration required under this Section 4.2. All amounts due hereunder shall be payable no later than twenty (20) days after demand by the payee. The terms and conditions set forth in this Section 4.2 shall expressly survive the Closing hereunder only for the period of time necessary to achieve final prorations of all amounts due and owing hereunder, but in any event no later than two (2) years after the Closing.

Section 4.3. Holdback Amount. The sum of TWO MILLION NINE HUNDRED SEVENTY THOUSAND NINE HUNDRED TWENTY-SIX DOLLARS ($2,970,926) (the “Holdback Amount”) shall be retained in Escrow until such time as Escrow Agent records a grant deed from Buyer to Seller reconveying the Remainder Parcel (as defined in the “Subground Lease” of even date herewith by and between Seller, as Lessee, and Inland Western Stockton Ground Tenant, L.L.C. (“IWSGT”), as Lessor); in which event, the Holdback Amount, together with all interest accrued thereon, shall be returned to Buyer. If Seller is unable, after using its diligent, good faith efforts, to subdivide the Remainder Parcel from the Total Parcel (as defined in the Subground Lease) within twelve (12) months after the Closing Date, Buyer and Seller shall deliver written instructions to Escrow Agent to disburse the Holdback Amount in accordance with the provisions of Section 4.4(b) of the Subground Lease.

Section 5. Title to the Property. Seller shall convey good and insurable title to the Land and the Improvements to Buyer in the form of the Deed, which shall expressly be made subject to the Permitted Title Exceptions. Buyer shall obtain a current Urban ALTA/ACSM spotted survey (the “Survey”) in accordance with the minimum standard detail requirements for ALTA/ACSM Land Title surveys established and adopted by ALTA and ACSM in 1999 including all Title A Optional Responsibilities Items 1-4, 6, 7(a), (b)(1), (c), 8, 9, 10, 11(a), 12-16 certified to Buyer, its successors and assigns, lenders and the Title Company. Additionally, Buyer shall obtain from the Title Insurer an owner’s title insurance commitment on the current ALTA Extended Coverage form, in the amount of the Purchase Price and naming Buyer as the proposed insured (the “Title Commitment”), together with copies of all documents shown in the Title Commitment as exceptions to the title to the Property. Buyer shall have ten (10) calendar days after receipt of the Survey, Title Commitment and copies of all exceptions to give written notice to Seller of any objections which Buyer may have to the title to the Property. If Buyer fails to give any notice to Seller by such date, Buyer shall be deemed to have waived such right to object to any title exceptions or defects except with respect to title exceptions or defects of which Buyer receives notice following its required time to notify Seller. If Buyer does give Seller timely notice of objection to any other title exceptions or defects, Seller shall then have the right, but not the obligation, for a period of five (5) calendar days after such notice, to reasonably cure or satisfy such objection. The procurement by Seller, at its sole expense, of an endorsement to the Title Commitment, insuring Buyer against any title exceptions or defects, shall be deemed a cure by Seller of such exception or defect. Notwithstanding the foregoing, Seller shall in all events be required to cure, at or before the Closing, monetary liens in a definite and ascertainable amount and all other title exceptions or defects caused by Seller’s intentional and wrongful acts that may be cured by the payment of money. If such objection is not so timely and reasonably cured, then Buyer shall, within five (5) calendar days thereafter, elect, by written notice given to Seller on or before such fifth (5th) day, either to (a) terminate this Agreement, in which case the Earnest Money shall be returned to Buyer by Escrow Agent, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination, or (b) waive its objections hereunder and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement. If Buyer fails to give Seller notice of its election by such time, it shall be deemed to have elected the option contained in subparagraph (b) above. If Seller does so reasonably cure or satisfy such objection, then this Agreement shall continue in full force and effect. Buyer shall have the right at any time to waive any objections that it may have made and, thereby, to preserve this Agreement in full force and effect.

Section 6. Limitation on Warranties and Buyer’s Inspection.

6.1 Disclaimer of Representations and Warranties by Seller. BUYER HEREBY ACKNOWLEDGES AND AGREES THAT THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS, WHERE IS” BASIS AND THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, OF, AS TO, CONCERNING OR WITH RESPECT TO, THE PROPERTY, INCLUDING, WITHOUT LIMITATION, (i) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (ii) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE CONDITIONS, UNDERGROUND WATER RESERVOIRS, AND LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND FAULTING, (iii) WHETHER OR NOT AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (iv) DRAINAGE ISSUES, CONDITIONS OR PROBLEMS, (v) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (vi) THE ZONING OR OTHER LAND USE RESTRICTIONS TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (vii) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC SERVICE, (viii) USAGES OF ADJOINING PROPERTY, (ix) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (x) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, DURABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF, THE PROPERTY, OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS, OR CLAIMS ON OR AFFECTING,

OR PERTAINING TO, THE PROPERTY OR ANY PART THEREOF, (xi) THE PRESENCE OF HAZARDOUS MATERIALS (AS MORE FULLY DESCRIBED IN SECTION 6.3 BELOW) IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY, (xii) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (xiii) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (xiv) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE LAND OR IMPROVEMENTS, (xv) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (xvi) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, AND (xvii) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE).

6.2 Inspection by Buyer. Buyer acknowledges that it will complete all physical and financial examinations relating to the acquisition of the Property hereunder and, subject to the express representations and warranties of Seller contained herein, will acquire the same solely on the basis of such examinations and the title insurance protection afforded by the owner’s title insurance policy to be issued pursuant to the Title Commitment and not on any information provided or to be provided by Seller. Except as expressly set forth in this Agreement, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Buyer in connection with the transaction contemplated by this Agreement. Buyer acknowledges and agrees that all materials, data and information delivered or made available by Seller to Buyer in connection with the transaction contemplated by this Agreement are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Buyer acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered or made available by Seller to Buyer shall be for general informational purposes only, (b) Buyer shall not have any right to rely on any such report delivered or made available by Seller to Buyer, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Buyer with respect thereto, and (c) neither Seller, any affiliate of Seller, nor the person or entity which prepared any such report delivered or made available by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such report. Buyer further acknowledges and agrees that any information provided or to be provided with respect to the Property including, without limitation, any due diligence materials, was obtained from a variety of sources and that, except for the express representations and warranties contained in this Agreement, Seller has not made any independent investigation or verification of such information and makes no representations as to the accuracy or completeness of such information. Seller shall not be liable for any failure to investigate the Property nor shall Seller be bound in any manner by any verbal or written statements, representations, appraisals, environmental assessment reports, or other information pertaining to the Property or the operation thereof, furnished by Seller or by any real estate broker, attorney, agent, representative, employee, servant or other person acting on Seller’s behalf, except as expressly set forth herein. It is expressly understood and agreed that the amount of the Purchase Price reflects, and the Property is being sold by Seller and purchased by Buyer subject to, the foregoing disclaimers, which shall survive Closing.

6.3 Waiver and Release by Buyer. Except as otherwise expressly set forth in this Agreement, Buyer, for itself and any entity affiliated with Buyer, waives and releases Seller, the Seller Related Parties and their respective employees, agents, officers, trustees, directors and shareholders from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, existing and future, contingent or otherwise (including any action or proceeding, brought or threatened, or ordered by any appropriate governmental entity) made, incurred, or suffered by Buyer or any entity affiliated with Buyer relating to the presence, misuse, use, disposal, release or threatened release of any hazardous or toxic materials, chemicals or wastes at the Property and any liability or claim related to the Property arising under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substance Control Act, all as amended, or any other cause of action based on any other state, local, or federal environmental law, rule or regulation; provided, however, the foregoing waiver and release shall not apply to (i) the release by Seller of Hazardous Materials at or affecting the Property or violations by Seller of environmental laws to the extent affecting the Property or (ii) violations of environmental laws within the actual knowledge of Seller and not disclosed to Buyer prior to Closing. As used herein, “Hazardous Materials” shall mean substances which are designated, defined or classified as a hazardous substance, hazardous material or contaminant under applicable environmental laws currently in effect as of the Contract Date. Buyer acknowledges that unknown and unsuspected Hazardous Materials may hereafter be discovered on or about the Property, and Buyer knowingly releases Seller and the Seller Related Parties from any and all liability related thereto (except as expressly provided above). Buyer hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known, disclosed, suspected or foreseeable.

Seller’s Initials	Buyer’s Initials

The provisions of this Section 6.3 shall survive indefinitely any Closing or termination of this Agreement and shall not be merged into the Closing Documents.

6.4 Physical and Document Inspection. Simultaneously with or prior to the execution and delivery of this Agreement, Seller shall deliver to Buyer complete copies of each of the following documents related to the Property that it has in its possession: (a) a Phase I environmental report and an ALTA survey of the Property (both of which have been provided to Seller), and (b) plans and specifications, certificate of occupancy, and notice of completion for the Building.

6.5 Buyer’s Inspection. Buyer and its agents shall have the right, from time to time prior to the Closing, to enter upon the Property to examine the same and the condition thereof, and to conduct such surveys and to make all such engineering and other inspections, tests and studies as Buyer shall determine to be reasonably necessary, all at Buyer’s sole cost and expense; provided, however, Buyer shall not conduct any environmental investigations of the Property beyond a Phase I environmental site assessment (i.e. no sampling or drilling) without obtaining Seller’s prior written consent. Buyer agrees to give Seller at least twenty-four (24) hours advance written notice of such examinations or surveys and to conduct such examinations or surveys during normal business hours. Unless Seller waives such right in writing, a representative of Seller must be present with Buyer during all examinations or surveys of the Property conducted by Buyer. Buyer agrees to restore the Property to its condition prior to any such examinations or surveys immediately after conducting the same. Buyer hereby indemnifies and holds Seller harmless from and against any claims for injury or death to persons, damage to property or other losses, damages or claims, including, in each instance, attorneys’ fees and litigation costs, to the extent arising out of any action of any person or firm entering the Property on Buyer’s behalf as aforesaid, which indemnity shall survive the Closing and any termination of this Agreement without the Closing having occurred.

6.6 Formal Inspection Period. Notwithstanding Buyer’s right of inspection contained in Section 6.5 above, with respect to the condition of the Property, Buyer’s obligation to close under this Agreement is subject to and conditioned upon Buyer’s investigation and study of and satisfaction with the Property. Buyer shall have until April 7, 2006 (the “Inspection Date”), to make any such investigations and studies with respect to the Property as Buyer deems appropriate, and to terminate this Agreement, by written notice to Seller, to be given on or before the Inspection Date, if Buyer is not, for any reason, satisfied with the Property. If Buyer fails timely to give notice of such termination, then Buyer’s rights under this Section 6.6 shall be deemed to have been waived by Buyer and this Agreement shall remain in full force and effect without any longer being subject to this Section 6.6. If Buyer does give notice of termination on or before the Inspection Date, the Earnest Money shall be refunded to Buyer by Escrow Agent, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination, and, thereafter, Buyer shall promptly provide to Seller, without charge and without warranty, copies of any reports, surveys, drawings, tests or other written documents obtained by Buyer from third parties with respect to the Property.

6.7 Disclosure. Buyer and Seller acknowledge that Seller or Broker may be required to disclose if the Property lies within the following natural hazard areas or zones: (1) a special flood hazard area designated by the Federal Emergency Management Agency (Cal. Civ. Code §1103); (2) an area of potential flooding (Cal. Gov. Code §8589.4); (3) a very high fire hazard severity zone (Cal. Gov. Code 51183.5); (4) a wild land area that may contain substantial forest fire risks and hazards (Pub. Resources Code § 4136); (5) an earthquake fault zone (Pub. Resources Code § 2621.9); or (6) a seismic hazard zone (Pub. Resources Code § 2694). Buyer and Seller acknowledge that Buyer will employ the services of a reputable third party who is in the business of providing such information (which, in such capacity is herein called “Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies for the purpose of enabling each of Seller and Broker to fulfill its disclosure obligations, if any, with respect to the natural hazards referred to in California Civil Code Section 1103.2 and to report the result of its examination to Buyer and Seller in writing. The written report prepared by the Natural Hazard Expert regarding the results of its examination fully and completely discharges Seller and Broker from their disclosure obligations, if any, referred to herein, and, for the purpose of this Agreement, the provisions of Civil Code Section 1102.4 regarding the non-liability of each of Seller and Broker for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. The obligations of Seller and Broker are several (and not joint and several).

Section 7. Reserved.

Section 8. Representations and Warranties.

As of the Contract Date, Seller hereby warrants and represents to Buyer as follows:

8.1 No Litigation. Seller has not received any written notice of any actual, pending or threatened litigation or proceeding, including, without limitation, condemnation or other exercise of the power of eminent domain, by any organization, person, individual or governmental agency against Seller with respect to the Property or against the Property. Seller has no actual knowledge of any other pending or threatened litigation, condemnation or other exercise of the power of eminent domain which would affect the Property.

8.2 No Violation of Law. Seller has received no written notice from any governmental authority alleging or asserting that the Property is not in compliance with applicable Governmental Requirements.

8.3 Authority. Seller is a duly organized and validly formed corporation under the laws of the State of California, is in good standing in the State of California, is not subject to any voluntary or involuntary bankruptcy or other proceeding for dissolution or liquidation thereof, has obtained all requisite authorizations to enter into this Agreement with Buyer and to consummate and close the purchase and sale of the Property pursuant hereto, and that the parties executing this Agreement on behalf of Seller are duly authorized to do so.

8.4 Non-Foreign Status. Seller is not a “foreign person” as that term is defined in the Internal Revenue Code of 1986, as amended and the Regulations promulgated pursuant thereto.

8.5 No Leases. There are no leases, licenses, or other rights of occupancy in effect at the Property.

8.6 Other Buyers. Other than this Agreement and Seller’s loan facility and/or credit agreements with Bank of America, there is no binding agreement, understanding, letter of intent, or other commitment or arrangement of any kind between Seller and any other person, firm, corporation, or other entity relating to the sale, lease, or other disposition of the Property or any portion or component thereof.

8.7 Performance Under Contract. To Seller’s knowledge, Seller’s entering into this Agreement does not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

Whenever a representation and warranty made by Seller in this Section 8 is limited to Seller’s “knowledge” or “actual knowledge”, such term shall mean the current actual knowledge of the authorized representative of Seller responsible, on behalf of Seller, for the acquisition, development, leasing, management, operation and disposition of the Property and construction of the Improvements, without any independent inquiry or investigation and without any personal liability on the part of any of them, and the knowledge of no other past, present or future employee of Seller shall be imputed to Seller for the purposes hereof. The foregoing definition of “knowledge” or “actual knowledge” shall apply to such terms wherever used in this Agreement with respect to statements, warranties or actions of Seller, including, without limitation, Section 6.3.

Section 9. Buyer’s Conditions to Closing.

9.1 Seller’s Representations and Warranties. The representations and warranties contained in Section 8 are true and correct in all material respects at Closing. The representations and warranties contained in Section 8 shall survive Closing for a period of one year following the Closing Date (except for 8.3 and 8.4 which shall survive for a period of four years) and shall terminate upon expiration of such one year period, except as to claims asserted in writing by Buyer prior to that time.

9.2 Seller’s Compliance. Seller shall have complied with each and every condition and material covenant of this Agreement to be kept or complied with by Seller.

9.3 ALTA Survey. Buyer shall have obtained the Survey in a form reasonably satisfactory to Buyer.

Section 10. No Leases. Seller will not, so long as this Agreement remains in effect, enter into any leases, licenses, or occupancy agreements affecting the Property.

Section 11. Closing.

11.1 Time and Place. Provided that all of the conditions set forth in this Agreement are theretofore fully satisfied or performed, the Closing shall be conducted through an escrow administered by Escrow Agent, at its offices at 171 North Clark Street, Chicago, Illinois 60601, commencing at 10:00 a.m., on a date selected by Buyer and reasonably acceptable to Seller, but in no event later than April 7, 2006. Seller and Buyer will execute and deliver to Escrow Agent such escrow instructions, either jointly or separately, not later than the day before the date of Closing, as may be necessary to enable Escrow Agent to administer and complete the Closing in accordance with the provisions of this Agreement and the Additional Instructions.

11.2 Seller’s Closing Documents. For and in consideration of, and as a condition precedent to, Buyer’s delivery to Seller of the Purchase Price, Seller shall obtain and deliver to Buyer, or cause to be obtained and delivered to Buyer, at the Closing the following documents (collectively, the “Seller’s Closing Documents”, all of which shall be duly executed and witnessed, which documents Buyer agrees to execute where required):

11.2.1 A Deed, in the form attached as Exhibit D conveying to Buyer all of Seller’s right, title and interest in and to the Land and Improvements, subject to the Permitted Title Exceptions and such other exceptions as are permitted by Section 5.

11.2.2 A Non-Foreign Certificate, in the form attached as Exhibit E;

11.2.3 Such evidence as the Title Insurer shall reasonably require as to the authority of the parties acting on behalf of Seller and Buyer to enter into this Agreement and to discharge the obligations of Seller and Buyer pursuant hereto;

11.2.4 A properly-completed property transfer tax return, in form and substance appropriate to the jurisdiction in which the Property is located;

11.2.5 A closing statement;

11.2.6 An affidavit of title or other affidavit customarily required of sellers by the Title Insurer to remove the standard exceptions from an owner’s ALTA extended coverage title insurance policy which are capable of being removed by such an affidavit;

11.2.7 A General Assignment in the form attached hereto as Exhibit F;

11.2.8 A current ALTA Owner’s Extended Coverage Policy of Title Insurance issued by the Title Insurer, in the amount of the Purchase Price and showing title to the Property vested in Buyer, subject to the Permitted Title Exceptions, with such endorsements as Buyer shall reasonably request and which shall include 3.1 zoning with parking, comprehensive, subdivision, utility facility, survey, access, single tax lot, waiver of the creditors’ rights exception, waiver of the arbitration clause and environmental lien endorsements;

11.2.9 A lease and subground lease agreement, in the forms attached hereto as Exhibit G-1 and G-2, respectively, whereby Seller agrees to lease from Buyer (or IWSGT, as applicable), and Buyer agrees to lease (or cause to be leased) to Seller, the Property;

11.2.10 Insurance certificate in the form as is required by the lease naming the Buyer’s assignee and lender as insured parties;

11.2.11 Estoppel certificate executed by Seller, as lessee, in a commercially reasonable form; and

11.2.12 Such further instructions, documents and information as Buyer or Title Insurer may reasonably request as necessary to consummate the purchase and sale contemplated by this Agreement.

11.3 Buyer’s Closing Documents. For and in consideration of, and as a condition precedent to, Seller’s delivery to Buyer of the Deed, Buyer shall obtain and deliver to Seller, or cause to be obtained and delivered to Seller, at the Closing the following documents (collectively, the “Buyer’s Closing Documents”, all of which shall be duly executed and witnessed, which documents Seller agrees to execute where required):

11.3.1 Such evidence as the Title Insurer shall reasonably require as to the authority of the parties acting on behalf of Seller and Buyer to enter into this Agreement and to discharge the obligations of Seller and Buyer pursuant hereto;

11.3.2 A closing statement;

11.3.3 A General Assignment in the form attached hereto as Exhibit F;

11.3.4 A lease and subground lease agreement, in the forms attached hereto as Exhibit G-1 and G-2, respectively, whereby Seller agrees to lease from Buyer (or IWSGT, as applicable), and Buyer agrees to lease (or cause to be leased) to Seller, the Property; and

11.3.5 Such further instructions, documents and information as Seller or Title Insurer may reasonably request as necessary to consummate the purchase and sale contemplated by this Agreement.

11.4 Costs. At the Closing, Seller and Buyer shall pay their own respective costs incurred with respect to the consummation of the purchase and sale of the Property as contemplated herein, including, without limitation, attorneys’ fees. Seller shall be responsible for payment of documentary transfer taxes, escrow and recording fees, closing costs, all Survey costs and the premium for an ALTA owner’s standard policy of title insurance (without endorsements). Buyer shall be responsible for payment of any additional costs attributable to an ALTA owner’s extended coverage policy of title insurance and any endorsements to the ALTA owner’s policy of title insurance, if so desired by Buyer.

Section 12. Default and Remedies.

12.1 Buyer’s Default. In the event of a default by Buyer under the terms of this Agreement and continuation of such default for a period of five (5) calendar days after receipt of written notice from Seller (except that no such notice shall be required for a failure by Buyer to tender the Purchase Price and execute the applicable Closing Documents on the Closing Date in accordance with Section 11.2), Escrow Agent shall disburse the Earnest Money to Seller, and Seller shall be entitled, as its sole and exclusive remedy hereunder, to retain the Earnest Money as full liquidated damages for such default of Buyer, whereupon this Agreement shall terminate and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination. It is hereby agreed that Seller’s damages in the event of a default by Buyer hereunder are uncertain and difficult to ascertain, and that the Earnest Money constitutes a reasonable liquidation of such damages and is intended not as a penalty, but as full liquidated damages. Buyer covenants not to bring any action or suit challenging the amount of liquidated damages provided hereunder in the event of such default. Notwithstanding the foregoing, if Buyer interferes with or makes any attempt to interfere with Seller receiving or retaining, as the case may be, the liquidated damages provided for in this Section 12.1 (other than on the basis that Buyer, in good faith, disputes Seller’s contention that Buyer is in default hereunder), Seller shall have the right to elect to recover all collection costs necessary to enforce its rights hereunder together with the Earnest Money. This provision shall expressly survive the termination of this Agreement.

12.2 Seller’s Default. In the event of a default by Seller under the terms of this Agreement which is first discovered by Buyer prior to the Closing and is not cured by Seller within five (5) calendar days after receipt of written notice from Buyer, or as otherwise provided hereunder (except that only one (1) days notice shall be required for a failure by Seller to execute and tender the Closing Documents on the Closing Date in accordance with Section 11.2), Buyer’s sole and exclusive remedies hereunder shall be either to (i) terminate this Agreement and receive a refund of the Earnest Money from Escrow Agent (except as provided to the contrary in Section 8) or (ii) subject to compliance by Buyer with Section 12.2.1, seek specific performance of Seller’s obligations under this Agreement, without any reduction in the Purchase Price. Except as expressly provided to the contrary in this Agreement, Buyer shall have no right to seek or recover any damages from Seller in the event of a default by Seller under the terms of this Agreement. Notwithstanding the foregoing, if the remedy of specific performance is not available because of Seller’s intentional misconduct, Buyer shall be entitled to assert a claim against Seller for damages incurred by Buyer as a result thereof.

12.2.1 SPECIFIC PERFORMANCE. BUYER SHALL ONLY BE ENTITLED TO THE REMEDY OF SPECIFIC PERFORMANCE IF BUYER IS READY, WILLING AND ABLE TO PERFORM BUYER’S OBLIGATIONS UNDER THIS AGREEMENT WITHOUT ANY VARIANCE OR MODIFICATION (EXCEPT VARIANCES AND MODIFICATIONS, IF ANY, WHICH MAY BE SET FORTH IN WRITING AND EXECUTED AND DELIVERED BY BOTH SELLER AND BUYER), PROVIDED THAT BUYER SHALL NOT BE REQUIRED TO DEPOSIT INTO ESCROW THE PURCHASE PRICE AND ANY OTHER AMOUNTS REQUIRED OF BUYER TO CLOSE ESCROW HEREUNDER UNTIL ONE DAY BEFORE THE ACTUAL CLOSING. BUYER AND SELLER HEREBY EVIDENCE THEIR SPECIFIC CONSENT TO THE TERMS OF THIS SECTION 12 BY PLACING THEIR INITIALS IN THE PLACE PROVIDED HEREINAFTER.

Seller’s Initials	Buyer’s Initials

12.3 Seller’s Misrepresentation or Breach of Warranty. In the event of a misrepresentation or breach of warranty by Seller under Section 8 of this Agreement which is first discovered by Buyer after the Closing Date but within one (1) year after the Closing Date, Buyer shall notify Seller, in writing, of the specifics of such default. Seller shall have sixty (60) days after receipt of Buyer’s notice in which to cure said default (or such longer time if such default cannot be reasonably cured within said sixty (60) day period, but in no event later than one hundred eighty (180) days). If Seller is unable to cure said default within said cure period, Buyer’s sole recourse against Seller shall be to file an action or proceeding against Seller for the actual damages (excluding any consequential or punitive damages) suffered by Buyer as a direct result of such default. No action or proceeding thereon of any kind whatsoever shall be valid or enforceable, at law or in equity, if not commenced in the appropriate jurisdiction within one (1) year after the Closing Date. Notwithstanding the foregoing, the total liability of Seller for breach of warranty discovered after the Closing Date will never exceed, in the aggregate, $500,000, except to the extent caused by Seller’s intentional misconduct.

Section 13. Condemnation or Destruction.

13.1 Condemnation. If, prior to the Closing, all or any material part of the Property is subject to a bona fide threat of condemnation by a body having the power of eminent domain, or is taken by eminent domain or condemnation, or sale in lieu thereof, then Buyer, by written notice to Seller, to be received within twenty (20) calendar days of Buyer’s receiving Seller’s notice of such threat, condemnation or taking, but no later than the Closing Date, may elect to terminate this Agreement. For the purposes of this Section 13.1, a “material” part of the Property will have been taken by condemnation or be under threat of condemnation if the loss of such part of the Property would have a material and adverse impact on access to the Property or operation of the Property as contemplated by Buyer.

13.2 Damage or Destruction. If, prior to the Closing, all or any material part of the Property is damaged or destroyed by fire or other casualty, Seller agrees to give Buyer immediate written notice of such occurrence and the nature and extent of such damage and destruction, and Buyer, by written notice to Seller, to be received within twenty (20) calendar days of Buyer’s receipt of Seller’s notice of such damage or destruction, but no later than the Closing Date, may elect to terminate this Agreement. For the purposes of this Section 13.2, a “material” part of the Property will have been damage or destroyed if Seller’s estimate of the cost to repair such damage exceeds $327,500.

13.3 Termination. If this Agreement is terminated as a result of the provisions of either Section 13.1 or Section 13.2 hereof, Buyer shall be entitled to receive a refund of the Earnest Money from Escrow Agent, whereupon the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination.

13.4 Awards and Proceeds. If Buyer does not elect (or is not entitled) to terminate this Agreement following any notice of a threat of taking or taking by condemnation or notice of damage or destruction to the Property, as provided above, this Agreement shall remain in full force and effect and the conveyance of the Property contemplated herein, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustments. At the Closing, Seller shall assign, transfer and set over to Buyer all of Seller’s right, title and interest in and to any awards, payments or insurance proceeds for the actual value of the property lost or destroyed, up to but not in excess of the Purchase Price, that have been or may thereafter be made for any such taking, sale in lieu thereof or damage or destruction, to the extent such awards, payments or proceeds shall not have theretofore been used for restoration of the Property pursuant to a plan of restoration approved in advance in writing by Buyer. Seller shall also credit Buyer in cash at Closing for any deductible amount with respect to any insurance proceeds implicated by such damage or destruction.

Section 14. Assignment.

14.1 Assignment by Buyer. Except as herein expressly provided, Buyer shall not, without the prior written consent of Seller, which Seller may withhold in its sole and absolute discretion, assign any of Buyer’s rights hereunder or any part thereof to any person, firm, partnership, corporation or other entity, other than a parent, affiliate or subsidiary, or an affiliate or subsidiary of a parent, of Buyer or a real estate investment trust sponsored by Buyer. If any assignment requiring Seller’s consent is made with the consent of Seller, or if any assignment not requiring Seller’s consent is made, then the sale contemplated by this Agreement shall be consummated in the name of, and by and through the authorized officials of, any such assignee, but Buyer shall not be relieved of its obligations under this Agreement.

14.2 Assignment by Seller. From and after the Contract Date, Seller shall not, without the prior written consent of Buyer, which consent Buyer may withhold in its sole and absolute discretion, assign, transfer, convey, hypothecate or otherwise dispose of all or any part of its right, title or interest in or to the Property. Notwithstanding the foregoing, Seller shall have the right to assign, transfer or convey, without Buyer’s consent, Seller’s right, title or interest in or to the Property (or any portion thereof) to any parent, affiliate or subsidiary of Seller, provided that Seller remains responsible for the performance of its covenants and obligations under this Agreement.

Section 15. Buyer’s Representation and Warranty. Buyer does hereby represent and warrant to Seller as of the Contract Date and the Closing Date that it is a validly formed corporation under the laws of the State of Illinois; that it is in good standing in the state of its organization and qualified to do business in the State of California; that it is not subject to any involuntary proceeding for the dissolution or liquidation thereof; that it has all requisite authorizations to enter into this Agreement with Seller and to consummate the transactions contemplated hereby; and that the parties executing this Agreement on behalf of Buyer are duly authorized to so do.

Section 16. Broker and Broker’s Commission.

16.1 If Closing actually occurs, Seller shall pay to Broker a commission, out of the Escrow, in accordance with a separate agreement between Seller and Broker. Broker shall only be entitled to such commission if and when the transaction contemplated herein actually closes. Buyer shall have no responsibility for payment of such commission.

16.2 Buyer and Seller each warrant and represent to the other that, with the exception of the Broker, such party has not employed or otherwise engaged a real estate broker or agent in connection with the transaction contemplated hereby. Each party agrees to indemnify and hold the other harmless from any loss or cost suffered or incurred by it as a result of the other’s representation herein being untrue. This Section 16 shall expressly survive the Closing hereunder and any termination of this Agreement.

Section 17. Notices.

Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by hand, by nationally-recognized overnight express delivery service, by U. S. registered or certified mail, return receipt requested, postage prepaid, or by facsimile with prompt telephone confirmation to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

SELLER:
COST PLUS, INC.
200 Fourth Street
Oakland, California 94607
Telephone: (510) 808-9119
Facsimile: (510) 893-3084
Attn: Tom Willardson

With a copy to:
Cooper, White & Cooper LLP
201 California Street, 17th Floor
San Francisco, CA 94111
Telephone: (415) 433-1900
Facsimile: (415) 433-5530
Attn: Beau Simon

BUYER:
INLAND REAL ESTATE ACQUISITIONS, INC.
2901 Butterfield Road
Oak Brook, IL 60523
Telephone: (630) 218-4948
Facsimile: (630) 218-4935
Attn: G. Joseph Cosenza

With a copy to:
Gary Pechter, Esq.
The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
Telephone: (630) 645-2084
Facsimile: (630) 218-4900

Any notice or other communication mailed as hereinabove provided shall be deemed effectively given and received (a) on the date of delivery, if delivered by hand or overnight express delivery service; (b) on the date indicated on the return receipt if mailed; or (c) on the date of transmission, if sent by facsimile with prompt telephonic confirmation. If any notice mailed is properly addressed but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

Section 18. Miscellaneous.

18.1 Governing Law; Headings; Rules of Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of in which the Land is located, without reference to the conflicts of laws or choice of law provisions thereof. The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. All references herein to the singular shall include the plural, and vice versa. The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

18.2 No Waiver. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof.

18.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the Property and the subject matter hereof, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect.

18.4 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns (subject to Section 14 above).

18.5 Amendments. No amendment to this Agreement shall be binding on any of the parties hereto unless such amendment is in writing and is executed by the party against whom enforcement of such amendment is sought.

18.6 Possession. Possession of the Property shall be granted by Seller to Buyer no later than the Closing Date, subject to the Permitted Title Exceptions and other title matters allowed under Section 5.

18.7 Date For Performance. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

18.8 Recording. Seller and Buyer agree that they will not record this Agreement and that they will not record a short form of this Agreement.

18.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

18.10 Time of the Essence. Time shall be of the essence of this Agreement and each and every term and condition hereof.

18.11 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations, and is intended, and shall for all purposes be deemed to be, a single, integrated document setting forth all of the agreements and understandings of the parties hereto with respect to the subject matter hereof, and superseding all prior negotiations, understandings and agreements of such parties. If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.

18.12 Confidentiality. Each of Seller and Buyer shall keep the terms of this Agreement strictly confidential and shall not disclose or permit its employees or agents to disclose the terms of this Agreement, except for reasonably necessary disclosures to its attorneys, accountants, officers, directors, key employees, members and lenders. Buyer agrees to keep confidential any of the documents, material or information regarding the Property supplied to Buyer by Seller or by any third party at Seller’s request, including, without limitation any environmental site assessment reports furnished to Buyer except to Buyer’s consultants, officers, directors, key employees, prospective lenders, investors, financial advisors, attorneys and any permitted assignees of this Agreement on a “need to know” basis, unless Buyer is compelled to disclose such documents, material or information by law or by subpoena. Buyer agrees to indemnify and hold harmless the Seller Related Parties from and against any and all losses, damages, claims and liabilities of any kind (including, without limitation, reasonable attorneys’ fees) arising out of Buyer’s breach of this Section 18.12. In the event that the Closing does not occur in accordance with the terms of this Agreement, Buyer shall return to Seller all of the documents, material or information regarding the Property supplied to Buyer by Seller or at the request of Seller. The provisions of this Section 18.12 shall survive the termination of this Agreement but shall no longer be applicable following Closing in accordance with the terms of this Agreement. Notwithstanding the foregoing, the provisions of this Section 18.12 shall not apply to any information which is within the public domain.

18.13 Seller Related Parties. As used herein, the “Seller Related Parties” shall mean Seller and its officers, directors, trustees, shareholders, partners, members, participants, affiliates, subsidiaries, employees, representatives, agents, contractors, heirs, legal representatives, successors and assigns.

18.14 No Offer Until Executed. The submission of this Agreement to Buyer for examination or consideration does not constitute an offer to sell the Property and this Agreement shall become effective, if at all, only upon the full execution and delivery thereof by Buyer and Seller.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and sealed by its duly authorized signatory, effective as of the day and year first above written.

SELLER:

COST PLUS, INC., a California corporation

Date: April 7, 2006		By:	/s/ Tom Willardson
			Name:	Tom Willardson
			Title:	Executive Vice President and Chief Financial Officer

BUYER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

Date: April 7, 2006		By:	/s/ Joseph Cosenza
			Name:	G. Joseph Cosenza
			Title:	President

JOINDER BY BROKER

Broker hereby joins in execution of this Agreement in its capacity as a real estate broker licensed to business in the State of California and acknowledges the fee or commission due it from Seller as a result of the transaction described in this Agreement is set forth in the letter agreement between Seller and Broker dated _________________, 2005. Broker also acknowledges that payment of the aforesaid fee or commission is conditioned upon the Closing and the receipt of the Purchase Price by Seller. Broker agrees to deliver a receipt to Seller at the Closing for the fee or commission due Seller’s Broker and a release stating that no other fees or commissions are due it from Seller or Buyer arising out of the sale of the Property, and otherwise in a form reasonably required by Seller or the Title Insurer. Broker warrants and represents to Seller and Buyer that (a) Broker is a real estate broker licensed to do business in the State of California and (b) there are no other brokers cooperating with or claiming through or under Broker in connection with the transaction contemplated hereby. Broker further agrees to indemnify, defend and hold harmless Seller and Buyer from any claim whatsoever (including, without limitation, reasonable attorneys’ fees, court costs and costs of appeal) from a breach of any representation or warranty of Broker contained herein.

Blickman Turkus, L.P.,
dba BT Commercial Real Estate.

By:
Name:
Title:

EXHIBIT A

EARNEST MONEY ESCROW AGREEMENT

This Escrow Agreement is made as of the 7th day of April, 2006, by and among COST PLUS, INC., a California corporation (“Seller”), INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”), and CHICAGO TITLE & TRUST COMPANY (“Escrow Agent”).

RECITALS

Seller and Buyer have entered into a certain purchase and sale agreement and joint escrow instructions (“Purchase Agreement”) concerning real property located in Stockton, California.

In connection with the Purchase Agreement, Seller and Buyer have requested Escrow Agent to receive funds to be held in escrow and applied in accordance with the terms and conditions of this Escrow Agreement.

NOW THEREFORE, in consideration of the above recitals, the mutual promises set forth herein and other good and valuable consideration, the parties agree as follows:

1. ESCROW AGENT. CHICAGO TITLE & TRUST COMPANY hereby agrees to act as Escrow Agent in accordance with the terms and conditions hereof.

2. INITIAL DEPOSIT. Escrow Agent shall receive an initial deposit in the amount of $1,000,000. Any additional amounts deposited with Escrow Agent shall be added to the initial deposit and together with the initial deposit and all interest earned thereon shall be referred to herein collectively as the “Escrow Fund”.

3. DEPOSITS OF FUNDS. All checks, money orders or drafts will be processed for collection in the normal course of business. Escrow Agent may initially deposit such funds in its custodial or escrow accounts which may result in the funds being commingled with escrow funds of others for a time; however, as soon as the Escrow Fund has been credited as collected funds to Escrow Agent’s account, then Escrow Agent shall immediately deposit the Escrow Fund into an interest bearing account with any reputable trust company, bank, savings bank, savings association, or other financial services entity. Deposits held by Escrow Agent shall be subject to the provisions of applicable state statues governing unclaimed property. Seller and Buyer will execute the appropriate Internal Revenue Service documentation for the giving of taxpayer identification information relating to this account. Seller and Buyer do hereby certify that each is aware the Federal Deposit Insurance Corporation coverages apply to a maximum amount of $100,000 per depositor. Further, Seller and Buyer understand that Escrow Agent assumes no responsibility for, nor will Seller or Buyer hold same liable for any loss occurring which arises from a situation or event under the Federal Deposit Insurance Corporation coverages.

All interest will accrue to and be reported to the Internal Revenue Service for the account of Buyer, as set forth below:

Name:	INLAND REAL ESTATE ACQUISITIONS, INC.
Address:	2901 Butterfield Road
Oak Brook, IL 60523
Attn:	G. Joseph Cosenza
Telephone:	(630) 218-4948
Facsimile:	(630) 218-4935

Tax	Identification Number: ______________________

Escrow Agent shall not be responsible for any penalties, or loss of principal or interest, or any delays in the withdrawal of the funds which may be imposed by the depository institution as a result of the making or redeeming of the investment pursuant to Seller and Buyer instructions.

4. DISBURSEMENT OF ESCROW FUND. Escrow Agent may disburse all or any portion of the Escrow Fund in accordance with and in reliance upon written instructions from both Seller and Buyer provided that Buyer may unilaterally withdraw the entire Escrow Fund on or before April 7, 2006. The Escrow Agent shall have no responsibility to make an investigation or determination of any facts underlying such instructions or as to whether any conditions upon which the funds are to be released have been fulfilled or not fulfilled, or to whom funds are released.

5. DEFAULT AND/OR DISPUTES. In the event any party to the transaction underlying this Agreement shall tender any performance after the time when such performance was due, Escrow Agent may proceed under this Agreement unless one of the parties to this Agreement shall give to the Escrow Agent written direction to stop further performance of the Escrow Agent’s functions hereunder. In the event written notice of default or dispute is given to the Escrow Agent by any party, or if Escrow Agent receives contrary written instructions from any party, the Escrow Agent will promptly notify all parties of such notice. Thereafter, Escrow Agent will decline to disburse funds or to deliver any instrument or otherwise continue to perform its escrow functions, except upon receipt of a mutual written agreement of the parties or upon an appropriate order of court. In the event of a dispute, the Escrow Agent is authorized to deposit the escrow into a court of competent jurisdiction for a determination as to the proper disposition of said funds. In the event that the funds are deposited in court, the Escrow Agent shall be entitled to file a claim in the proceeding for its costs and counsel fees, if any.

6. ESCROW AGENT FEES AND OTHER EXPENSES. Escrow Agent shall not charge for its services hereunder. Escrow Agent shall not be required to advance its own funds for any purpose provided that any such advance, made at its option, shall be promptly reimbursed by the party for whom it is advanced, and such optional advance shall not be an admission of liability on the part of Escrow Agent.

7. PERFORMANCE OF DUTIES. In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, Escrow Agent shall not be liable to anyone for any damages, losses or expenses which may occur as a result of Escrow Agent so acting, or failing to act; provided, however, Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Agreement. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any good faith act or omission upon advice of counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent hereunder, or (ii) any good faith act or omission in reliance upon any document, including any written notice or instructions provided for in the Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the proper person or persons and to conform with the provisions of this Agreement.

8. LIMITATIONS OF LIABILITY. Escrow Agent shall not be liable for any loss or damage resulting from the following:

(a) The effect of the transaction underlying this Agreement including without limitation, any defect in the title to the real estate, any failure or delay in the surrender of possession of the property, the rights or obligations of any party in possession of the property, the financial status or insolvency of any other party, and/or any misrepresentation of fact made by any other party;

(b) The default, error, act or failure to act by any other party to the escrow;

(c) Any loss, loss of value or impairment of funds which have been deposited in escrow while those funds are in the course of collection or while those funds are on deposit in a depository institution if such loss or loss of value or impairment results from the failure, insolvency or suspension of a depository institution;

(d) Any defects or conditions of title to any property that is the subject of this escrow provided, however, that this limitation of liability shall not affect the liability of CHICAGO TITLE & TRUST COMPANY under any title insurance policy which it has issued or may issue. NOTE: No title insurance liability is created by this Agreement.

(e) Escrow Agent’s compliance with any legal process including but not limited to, subpoena, writs, orders, judgments and decrees of any court whether issued with or without jurisdiction and whether or not subsequently vacated, modified, set aside or reversed.

9. HOLD HARMLESS. Buyer and Seller shall indemnify the Escrow Agent and hold the Escrow Agent harmless from all damage, costs, claims and expenses arising from performance of its duties as Escrow Agent including reasonable attorneys’ fees, except for those damages, costs, claims and expenses resulting form the gross negligence or willful misconduct of the Escrow Agent.

10. TERMINATION. This Agreement shall terminate upon the first to occur of (a) one year from the date hereof, in which event Escrow Agent shall disburse the Escrow Fund to the person who deposited such funds, less Escrow Agent’s fees and expenses, unless this Agreement is extended by written agreement of all parties including the Escrow Agent; (b) the disbursement by Escrow Agent of all of the Escrow Fund; (c) the joint written instructions of Buyer and Seller.

11. RELEASE OF PAYMENT. Payment of the funds so held in escrow by the Escrow Agent, in accordance with the terms, conditions and provisions of this Escrow Agreement, shall fully and completely discharge and exonerate the Escrow Agent from any and all future liability or obligations of any nature or character at law or equity to the parties hereto or under this Agreement.

12. NOTICES.

SELLER:
COST PLUS, INC.
200 Fourth Street
Oakland, California 94607
Telephone: (510) 808-9119
Facsimile: (510) 893-3084
Attn: Tom Willardson

With a copy to:
Cooper, White & Cooper LLP
201 California Street, 17th Floor
San Francisco, CA 94111
Telephone: (415) 433-1900
Facsimile: (415) 433-5530
Attn: Beau Simon

BUYER:
INLAND REAL ESTATE ACQUISITIONS, INC.
2901 Butterfield Road
Oak Brook, IL 60523
Telephone: (630) 218-4948
Facsimile: (630) 218-4935
Attn: G. Joseph Cosenza

With a copy to:
Gary Pechter, Esq.
The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
Telephone: (630) 645-2084
Facsimile: (630) 218-4900

ESCROW AGENT:
CHICAGO TITLE & TRUST COMPANY
171 North Clark Street
Div. II, 3rd Floor
Chicago, IL 60601
Attn: Nancy Castro
Telephone: 312-223-2709
Telecopy: 312-223-2108

13. This Agreement shall be binding upon and inure to the benefit of the parties respective successors and assigns.

14. This Agreement shall be governed by and construed in accordance with the Laws of the State of California.

15. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

16. Time shall be of the essence of this Agreement and each and every term and condition hereof.

17. In the event a dispute arises between Buyer and Seller under this Agreement, the losing party shall pay the attorney’s fees and court costs of the prevailing party.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and sealed as of the date first stated above.

SELLER:

COST PLUS, INC., a California corporation

Date: April 7, 2006	By:	/s/ Tom Willardson
		Name:	Tom Willardson
		Title:	Executive Vice President and Chief Financial Officer

BUYER:

Date: April 7, 2006	INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

	By:	/s/ Joseph Cosenza
Name: G. Joseph Cosenza
Title: President

Date: April 7, 2006	ESCROW AGENT:

CHICAGO TITLE & TRUST COMPANY

	By:	/s/ Nancy R. Castro
Name: Nancy R. Castro
Title: Assistant Vice-President

By:
Name:
Title:

EXHIBIT B-1

LEGAL DESCRIPTION OF IMPROVED LAND

LEGAL DESCRIPTION

COST PLUS STOCKTON PROJECT

EXISTING PHASE 1 LEASE PARCEL

ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF STOCKTON, COUNTY OF SAN JOAQUIN, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCEL 1 AS SAID PARCEL IS SHOWN ON THAT CERTAIN PARCEL MAP FILED APRIL 8, 2003 IN BOOK 22 OF PARCEL MAPS AT PAGE 145, SAN JOAQUIN COUNTY RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE WESTERLY CORNER OF SAID PARCEL 1;

THENCE ALONG THE NORTHWESTERLY LINE OF SAID PARCEL 1, NORTH 72°45’44 EAST 928.85 FEET;

THENCE LEAVING SAID NORTHERLY LINE, SOUTH 17° 39’ 25” EAST, 1065.16 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID PARCEL 1;

THENCE ALONG THE EXTERIOR BOUNDARY OF SAID PARCEL ONE, SOUTH 72° 20’ 35” WEST, 902.67 FEET;

THENCE, CONTINUING ALONG SAID EXTERIOR BOUNDARY, NORTH 62° 35’ 40” WEST, 40.26 FEET;

THENCE CONTINUING ALONG SAID EXTERIOR BOUNDARY, NORTH 17° 31’ 55” WEST, 1043.45 FEET TO THE POINT OF BEGINNING.

CONTAINING 993,348 SQUARE FEET OR 22.8041 ACRES, MORE OR LESS.

KIER AND WRIGHT CIVIL ENGINEERS & SURVEYORS, INC.

EXHIBIT B-2

LEGAL DESCRIPTION OF UNIMPROVED LAND

LEGAL DESCRIPTION

COST PLUS STOCKTON PROJECT

PHASE 2 EXPANSION LEASE PARCEL

ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF STOCKTON, COUNTY OF SAN JOAQUIN, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCEL 1 AS SAID PARCEL IS SHOWN ON THAT CERTAIN PARCEL MAP FILED APRIL 8, 2003 IN BOOK 22 OF PARCEL MAPS AT PAGE 145, SAN JOAQUIN COUNTY RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WESTERLY CORNER OF SAID PARCEL 1;

THENCE ALONG THE NORTHWESTERLY LINE OF SAID PARCEL 1, NORTH 72°45’44” EAST 928.85 FEET TO THE POINT OF BEGINNING OF THIS DESCRIPTION;

THENCE CONTINUING ALONG SAID NORTHERLY LINE, NORTH 72° 45’ 44” EAST, 1239.76 FEET;

THENCE CONTINUING ALONG SAID NORTHERLY LINE, NORTH 72° 53’ 47” EAST, 97.52 FEET;

THENCE LEAVING SAID NORTHERLY LINE, SOUTH 17° 39’ 25” EAST, 1055.14 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID PARCEL 1;

THENCE ALONG SAID SOUTHERLY LINE, SOUTH 72° 20’ 35” WEST, 1337.24 FEET;

THENCE LEAVING SAID SOUTHERLY LINE, NORTH 17° 39’ 25” WEST, 1065.16 FEET TO THE POINT OF BEGINNING.

CONTAINING 1,417,822 SQUARE FEET OR 32.5487 ACRES, MORE OR LESS.

KIER AND WRIGHT CIVIL ENGINEERS & SURVEYORS, INC.

LEGAL DESCRIPTION

COST PLUS STOCKTON PROJECT

EXCESS LANDS PARCEL

ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF STOCKTON, COUNTY OF SAN JOAQUIN, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCEL 1 AS SAID PARCEL IS SHOWN ON THAT CERTAIN PARCEL MAP FILED APRIL 8, 2003 IN BOOK 22 OF PARCEL MAPS AT PAGE 145, SAN JOAQUIN COUNTY RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WESTERLY CORNER OF SAID PARCEL 1;

THENCE ALONG THE NORTHWESTERLY LINE OF SAID PARCEL 1, NORTH 72°45’44” EAST 2168.61 FEET;

THENCE CONTINUING ALONG SAID NORTHERLY LINE, NORTH 72° 53’ 47” EAST, 97.52 FEET TO THE POINT OF BEGINNING OF THIS DESCRIPTION;

THENCE LEAVING SAID NORTHERLY LINE, SOUTH 17° 39’ 25” EAST 1055.14 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID PARCEL 1;

THENCE ALONG THE EXTERIOR BOUNDARY OF SAID PARCEL ONE THE FOLLOWING 10 COURSES:

THENCE NORTH 72°20’35” EAST, 987.44 FEET;

THENCE NORTH 27°34’52” EAST, 42.60 FEET;

THENCE NORTH 17°10’51” WEST, 733.14 FEET;

THENCE NORTH 19°28’17” WEST, 150.12 FEET;

THENCE NORTH 17°10’51” WEST, 70.14 FEET;

THENCE NORTH 62°08’32” WEST, 28.30 FEET;

THENCE SOUTH 72° 53’47” WEST, 401.87 FEET;

THENCE WESTERLY, ALONG THE ARC OF THE 830.00 FOOT RADIUS CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 10° 02’ 59”, AN ARC DISTANCE OF 145.58 FEET;

THENCE SOUTH 82° 56’ 46” WEST, 100.00 FEET;

THENCE WESTERLY ALONG THE ARC OF A 770.00 FOOT RADIUS CURVE TO THE LEFT, THROUGH A CENTRAL ANGLE OF 10° 02’ 59”, AN ARC DISTANCE OF 135.06 FEET;

THENCE SOUTH 72° 53’ 47” WEST, 220.70 FEET TO THE POINT OF BEGINNING.

CONTAINING 1,045,461 SQUARE FEET OR 24.0005 ACRES, MORE OR LESS.

KIER AND WRIGHT CIVIL ENGINEERS & SURVEYORS, INC.

EXHIBIT C

PERMITTED TITLE EXCEPTIONS

1. Taxes and assessments for the current fiscal year or tax period in which the Closing occurs and subsequent years not yet due and payable.

2. Such state of facts which would be shown by a current survey of the Land.

3. Other title exceptions listed in Buyer’s Title Commitment or of public record.

C-1

EXHIBIT D

FORM OF GRANT DEED

GRANT DEED

RECORDING REQUESTED BY AND WHEN RECORDED MAIL THIS DEED AND, UNLESS OTHERWISE SHOWN BELOW, MAIL TAX STATEMENT TO:
Name	Inland Real Estate Acquisitions, Inc.
Street Address	2901 Butterfield Road
City & State Zip	Oak Brook, IL 60523
Title Order No.: _____________ Escrow No. ____________
SPACE ABOVE THIS LINE FOR RECORDER’S USE

GRANT DEED

THE UNDERSIGNED GRANTOR(s) DECLARE(s)

☒ DOCUMENTARY TRANSFER TAX IS SET FORTH IN SEPARATE AFFIDAVIT OF CONSIDERATION

☐ __________ unincorporated area ☒ City of Stockton

☒ computed on full value of interest or property conveyed, or

☐ computed on full value less value of liens or encumbrances remaining at time of sale and

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

COST PLUS, INC., a California corporation

hereby GRANT(S) to

Inland Real Estate Acquisitions, Inc., an Illinois corporation the following described real property in the

county of San Joaquin, state of California:

See EXHIBIT A, attached hereto and made a part hereof.

IN WITNESS WHEREOF, said corporation has caused this Grant Deed to be executed this ____ day of _________, 2006.

STATE OF CALIFORNIA	)
	) SS	COST PLUS, INC., a California corporation
COUNTY OF	)

By:

On __________________________, 2006, before me, ___________________________________, Notary Public, personally appeared ________________________________ and ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) (is/are) subscribed to the within instrument, and acknowledged to me that (he/she/they) executed the same in (his/her/their) authorized capacity(ies), and that by (his/her/their) signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

			Name: Title:	Tom Willardson Executive Vice President and Chief Financial Officer

WITNESS my hand and official seal.

Notary Public

MAIL TAX STATEMENTS TO PARTY SHOWN ON FOLLOWING LINE; IF NO PARTY SHOWN, MAIL AS DIRECTED ABOVE

Name	Street Address	City & State

EXHIBIT A TO GRANT DEED

[LEGAL DESCRIPTION OF PROPERTY]

EXHIBIT E

STATE OF CALIFORNIA

COUNTY OF SAN JOAQUIN

CERTIFICATE AND AFFIDAVIT OF NON-FOREIGN STATUS

The undersigned, being duly sworn, hereby deposes, certifies and states on oath as follows:

1. The undersigned is currently the Executive Vice President and Chief Financial Officer of COST PLUS, INC., a corporation organized and existing under the laws of the State of California (the “Company”), and that the address of the Company is 200 Fourth Street, Oakland, California 94607.

2. The Company is not a “non-resident alien” for purposes of United States income taxation or otherwise a “foreign person,” as defined in Section 1445 of the United States Internal Revenue Code of 1986 (as amended, the “Code”).

3. The Company’s United States taxpayer identification number is 94-1067937.

4. The undersigned is making this Certificate and Affidavit pursuant to the provisions of the Code in connection with the sale of the real property described on Exhibit A, attached hereto and incorporated herein by reference, by the Company to INLAND REAL ESTATE ACQUISITIONS, INC. (the “Transferee”), which sale constitutes the disposition by the Company of a United States real property interest, for the purposes of establishing that the Transferee is not required to withhold tax pursuant to Section 1445 of the Code in connection with such disposition.

5. The undersigned acknowledges that this Certificate and Affidavit may be disclosed to the Internal Revenue Service by the Transferee, that this Certificate and Affidavit is made under penalty of perjury, and that any false statement made herein could be punished by fine, imprisonment or both.

6. Under penalty of perjury, I declare that I have examined the foregoing Certificate and Affidavit and hereby certify that it is true, correct and complete.

COST PLUS, INC., a California corporation

By:
Tom Willardson
Executive Vice President and Chief Financial Officer

E-1

STATE OF CALIFORNIA	)
	)	SS.
COUNTY OF ______________	)

Subscribed and sworn to (or affirmed) before me on ______________________, 2006, by _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

Notary Public

E-2

EXHIBIT F

GENERAL ASSIGNMENT

THIS ASSIGNMENT is made as of the 7th day of April, 2006, by COST PLUS, INC., a California corporation (“Assignor”), to INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Assignee”).

WITNESSETH:

WHEREAS, contemporaneously with the execution and delivery of this Assignment, Assignor has sold, conveyed and assigned to Assignee all of its right, title and interest in and to the real property described in Exhibit A attached hereto and by this reference made a part hereof, together with all improvements thereon (the “Improvements”) and all rights, easements and appurtenances thereto (hereinafter collectively referred to as the “Property”); and

WHEREAS, Assignor has agreed to assign to Assignee all of Assignor’s right, title and interest in and to all assignable guaranties and warranties in connection with the Improvements and to certain property, contract rights and other matters more fully described below subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, subject to the terms hereof, hereby assigns, transfers, and sells to Assignee, without recourse, the following:

(1) All Assignor’s right, title, and interest in and to all transferable architectural, mechanical, engineering, and other plans and specifications, including site plans, floor plans, drawings, schematics, and surveys, relating to the Property;

(2) All transferable certificates, permissions, consents, authorizations, variances, waivers, licenses, approvals, and other permits from any governmental authority in respect of the Property;

(3) All the right, title, interest, claim and demand which Assignor has in the guaranties and warranties described on Exhibit B attached hereto and incorporated herein by this reference (collectively, the “Warranties”) in connection with the Improvements to the extent assignable. Notwithstanding anything to the contrary contained herein, if any Warranty cannot be assigned by Assignor, Assignor agrees to fully cooperate with Assignee (at no cost to Assignor) to enforce the terms of the Warranty on behalf of Assignee.

Notwithstanding anything to the contrary contained herein, this Assignment (a) shall not apply to any portion of the Warranties or other rights or instruments described herein which apply to Improvements not located on the Property and (b) shall be subject and subordinate to

Assignor’s assignment, if any, of any Warranties or other rights or instruments described herein to any tenants of the Property under leases with Assignor as of the date hereof.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment the day and year first above written.

ASSIGNOR:

COST PLUS, INC., a California corporation

By:
	Name:	Tom Willardson
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT A TO ASSIGNMENT OF GUARANTIES AND WARRANTIES

[INSERT LEGAL DESCRIPTION]

EXHIBIT B TO GENERAL ASSIGNMENT

GUARANTIES AND WARRANTIES

EXHIBIT G-1

LEASE AGREEMENT

G-1

EXHIBIT G-2

SUBGROUND LEASE AGREEMENT

G-2